                                                                       EXHIBIT 4

- --------------------------------------------------------------------------------


                          Dataware Technologies, Inc.


                                      and


                   American Stock Transfer & Trust Company,


                                 Rights Agent



                                _______________



                               RIGHTS AGREEMENT

                           Dated as of July 8, 1996


- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
Section 1.     Certain Definitions.........................................    1

Section 2.     Appointment of Rights Agent.................................    5

Section 3.     Issue of Rights Certificates................................    5

Section 4.     Form of Rights Certificates.................................    6

Section 5.     Countersignature and Registration...........................    7

Section 6.     Transfer, Split Up, Combination and Exchange of Rights
               Certificates; Mutilated, Destroyed, Lost or Stolen Rights
               Certificates................................................    8

Section 7.     Exercise of Rights; Purchase Price; Expiration Date of
               Rights......................................................    9

Section 8.     Cancellation and Destruction of Rights Certificates.........   10

Section 9.     Reservation and Availability of Preferred Shares............   11

Section 10.    Preferred Stock Record Date.................................   12

Section 11.    Adjustment of Purchase Price, Number and Kind of Shares
               or Number of Rights.........................................   12

Section 12.    Certificate of Adjusted Purchase Price or Number of
               Shares......................................................   21

Section 13.    Consolidation, Merger or Sale or Transfer of Assets or
               Earning Power...............................................   21

Section 14.    Fractional Rights and Fractional Shares.....................   24

Section 15.    Rights of Action............................................   25

Section 16.    Agreement of Rights Holders.................................   26

Section 17.    Rights Certificate Holder Not Deemed a Shareholder..........   26

Section 18.    Concerning the Rights Agent.................................   27

Section 19.    Merger or Consolidation or Change of Name of Rights
               Agent.......................................................   27

Section 20.    Duties of Rights Agent...........................................  28

Section 21.    Change of Rights Agent...........................................  30

Section 22.    Issuance of New Rights Certificates..............................  30

Section 23.    Redemption and Termination.......................................  31

Section 24.    Exchange.........................................................  32

Section 25.    Notice of Certain Events.........................................  33

Section 26.    Notices..........................................................  34

Section 27.    Supplements and Amendments.......................................  34

Section 28.    Successors.......................................................  35

Section 29.    Determinations and Actions by the Board of Directors, etc........  35

Section 30.    Benefits of this Agreement.......................................  36

Section 31.    Severability.....................................................  36

Section 32.    Governing Law....................................................  36

Section 33.    Counterparts.....................................................  36

Section 34.    Descriptive Headings.............................................  37


                                    EXHIBITS

Exhibit A      Form of Vote Establishing the Series A Junior Participating
               Preferred Stock

Exhibit B      Form of Rights Certificate

Exhibit C      Summary of Rights to Purchase Preferred Shares

                               RIGHTS AGREEMENT
                               ----------------


     THIS RIGHTS AGREEMENT (the "Agreement"), dated as of July 8, 1996 (the "Effective Date"), is between Dataware Technologies, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent").

                                  WITNESSETH
                                  ----------

     WHEREAS, the Board of Directors of the Company has (i) authorized and declared a dividend distribution of one Right (as defined below) for each share of common stock, par value $0.01 per share, of the Company (the "Common Stock") outstanding at the close of business on July 8, 1996 (the "Record Date"), and
(ii) authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.  Certain Definitions.  For purposes of this Agreement, the
                 -------------------
following terms have the meanings indicated:

     (a) "Acquiring Person" at any time shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, the term "Acquiring Person" shall not include the Company or any Company Affiliate.

     (b) "Act" shall mean the Securities Act of 1933, as amended and as in effect on the date of this Agreement.

     (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement (the "Exchange Act").

     (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

          (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the
           --------  -------

"Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

          (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided,
                                                                    --------
however, that a Person shall not be deemed the "Beneficial Owner" of, or to
- -------
"beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then report able by such Person on
Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (d)
                           --------  -------
shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state-chartered banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

     (f) "Close of business" on any given date shall mean 5:00 P.M., Cambridge, Massachusetts time, on such date; provided, however, that if such date is not a
                                  --------  -------
Business Day it shall mean 5:00 P.M., Cambridge, Massachusetts time, on the next succeeding Business Day.

     (g) "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

     (h) "Company Affiliate" shall mean any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

     (i) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

     (j)  "Final Expiration Date" shall mean July 8, 2006.

     (k) "Person" shall mean any individual, firm, corporation, partnership or other entity.

     (l) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company.

     (m) "Right" shall mean a preferred share purchase right initially representing the right to purchase one one-hundredth (1/100) of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Form of Vote Establishing the Series A Junior Participating Preferred Stock attached hereto as Exhibit A, upon the terms and subject to the conditions set forth in this
   ---------
Agreement, and thereafter as provided herein;

     (n) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed pursuant to the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

     (o) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

     (p)  "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

     (q) The following terms shall have the meanings set forth in the clauses, Sections and paragraphs of this Agreement set forth below:

          (i)     "Adjustment Shares" -- Section 11(a)(ii).

          (ii)    "current market price" -- Section 11(d).

          (iii)   "Current Value" -- Section 11(a)(iv).

          (iv)    "Distribution Date" -- Section 3(a).

          (v)     "Effective Date" -- first paragraph of this Agreement.

          (vi)    "equivalent preferred shares" -- Section 11(b).

          (vii)   "Exchange Act" -- Section 1(d).

          (viii)  "Expiration Date" -- Section 7(a).

          (ix)    "Principal Party" -- Section 13(b).

          (x)     "Purchase Price" -- Sections 4(a) and 7(b).

          (xi) "Record Date" -- WHEREAS clause at the beginning of this Agreement.

          (xii)   "Redemption Price" -- Section 23(a).

          (xiii)  "Rights Certificates" -- Section 3(a).

          (xiv)   "Section 11(a)(ii) Event" -- Section 11(a)(ii).

          (xv)    "Section 13 Event" -- Section 13(a).

          (xvi)   "Spread" -- Section 11(a)(iv).

          (xvii)  "Summary of Rights" -- Section 3(b).

          (xviii) "Trading Day" -- Section 11(d).

     Section 2.  Appointment of Rights Agent.  The Company hereby appoints the
                 ---------------------------
Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall, prior to the Distribution Date, also be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

     Section 3.  Issue of Rights Certificates.
                 ----------------------------

     (a) Until the earliest of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date) or
(ii) the close of business on the tenth Business Day (or such later date as may be determined by the Company's Board of Directors) after the day that a tender or exchange offer by any Person (other than the Company or any Company Affiliate) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (the earlier of (i) or (ii) upon satisfaction of such condition being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph
(b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the "Rights
                                                  ---------
Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

     (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to
- ---------
each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

     (c) Rights shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Dataware Technologies, Inc. (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent") dated as of July 8, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

     Section 4.  Form of Rights Certificates.
                 ---------------------------

     (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification
                      ---------
or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

     (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understand ing regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

     The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

     Section 5.  Countersignature and Registration.
                 ---------------------------------

     (a) The Rights Certificates shall be executed on behalf of the Company by its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     Section 6.  Transfer, Split Up, Combination and Exchange of Rights
                 ------------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
- ----------------------------------------------------------------------

     (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.
                 -------------------------------------------------------------

     (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restriction on exercisability set forth in Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for each one one-hundredth of a Preferred Share (or other securities, cash or assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the close of business on the Final Expiration Date, or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date").

     (b) The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $30.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

     (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a share of Preferred Stock (or other securities, cash or assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to
Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iv) hereof) shall be made in cash or by certified or bank check or bank draft payable to the Company. In the event that the Company is obligated to issue other securities (including Common Stock), pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

     (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its respective Affiliates, Associates or transferees hereunder.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8.  Cancellation and Destruction of Rights Certificates.  All
                 ---------------------------------------------------
Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.  Reservation and Availability of Preferred Shares.
                 ------------------------------------------------

     (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) or any Preferred Shares (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) held in its treasury, the number of Preferred Shares (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that will be sufficient (in accordance with the terms of this Agreement, including Section 11(a)(iv) hereof) to permit the exercise in full of all outstanding Rights. Prior to the occurrence of a Triggering Event, the Company shall not be obliged to cause to be reserved and kept available out of its authorized and unissued Common Stock or shares of preferred stock (other than Preferred Shares), any such Common Stock or any shares of preferred stock (other than Preferred Shares) to permit exercise of outstanding Rights.

     (b) If then required by applicable law, the Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Triggering Event as to which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. If then required by applicable law, the Company will also take such action as may be appropriate under the securities or "blue sky" laws of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of this Section 9(b), the exercisability of the Rights in order to prepare and file such registration statement or to comply with such blue sky laws. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

     (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the

Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

     (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Preferred Shares (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or Common Stock and/or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares (or Common Stock and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10.  Preferred Stock Record Date.  Each person in whose name any
                  ---------------------------
certificate for Preferred Shares (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the
                                              --------  -------
date of such surrender and payment is a date upon which the Preferred Shares (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled (in such holder's capacity as such) to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or
                  ----------------------------------------------------------
Number of Rights.  The Purchase Price, the number and kind of shares covered by
- ----------------
each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a)  (i)     In the event the Company shall, at any time after the date of this Agreement, (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B)
subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or shares of capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of Preferred Shares or shares of capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that if the record date for any such
                  --------  -------
dividend, subdivision, combination or reclassification shall occur prior to the Distribution Date, the Company shall make an appropriate adjustment to the Purchase Price (taking into account any additional Rights which may be issued as a result of such dividend, subdivision, combination or reclassification), in lieu of adjusting (as described above) the number of Preferred Shares (or other capital stock, as the case may be) issuable upon exercise of the Rights. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

          (ii) Subject to Section 24 of this Agreement, in the event any Person shall, at any time after the Effective Date (as defined in first paragraph of this Agreement), become an Acquiring Person (a "Section 11(a)(ii) Event"), unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 11(a)(iii) or Section 13(a) hereof, then proper provision shall be made so that ten (10) days after the first occurrence of a
Section 11(a)(ii) Event, each holder of a Right (except as provided below and in
Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then cur rent Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Shares and subject to the provisions of Section 11(a)(iv) below, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and dividing that product (which, following such first occurrence, shall be referred to as the "Purchase Price" for all purposes of this Agreement) by (y) 50% of the then current market price per share of the Common Stock (determined pursuant to
Section 11(d)) on the earlier of the date of the occurrence, or the date of the first public announcement, of a Section 11(a)(ii) Event (such number of shares being referred to herein as the "Adjustment Shares"); provided, however, that if
                                                      --------  ------
the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of
Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section

11(a)(ii). Notwithstanding the foregoing, upon the occurrence of a Section 11(a)(ii) Event (other than through an acquisition described in subparagraph
(iii) of this paragraph (a)), any Rights that are or were, on or after the earlier of the Distribution Date or the Stock Acquisition Date, beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) or by certain transferees of such Persons as specified in Section 7(e), shall become void and any holder (including subsequent holders) of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.

          (iii) The right to buy Common Stock of the Company pursuant to subparagraph (ii) of this paragraph (a) shall not arise as a result of any Person becoming an Acquiring Person through (A) an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the Continuing Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person or the Person making such tender or exchange offer, after receiving advice from one or more investment banking firms, to be (1) at a price which is fair to shareholders (taking into account all factors which such Continuing Directors deem relevant, including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (2) otherwise in the best interests of the Company and its shareholders or (B) a purchase of Common Stock pursuant to a tender offer made in a manner prescribed by Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that (1) such
                                              --------  -------
tender offer shall provide for the acquisition of all outstanding Common Stock held by any Person other than such Acquiring Person and its Affiliates and Associates for cash and (2) such purchase shall cause such Acquiring Person, alone or together with its Affiliates and Associates, to be the Beneficial Owner of 80% or more of the Common Stock then outstanding.

          (iv) In the event that (x) the total number of shares of Common Stock that are issued but not outstanding and authorized but unissued (excluding Common Stock reserved for issuance pursuant to the specific terms of any indenture, equity plan or other agreement) is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, or
(y) the total number of shares of Common Stock available for exercise of the Rights in accordance with Section 11(a)(ii) hereof is sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) but a majority of Continuing Directors then in office determines that the exercise of the Rights in accordance with Section 11(a)(ii) above will not afford adequate protection to the shareholders of the Company and that shareholders should be given an option to acquire a substitute for the Adjustment Shares, and subject to such limitations as are necessary to prevent a default under any agreement for money borrowed as presently constituted to which the Company is a party, then a majority of Continuing Directors then in office shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for, or provide an election to acquire in lieu of, the Adjustment Shares, upon payment of the applicable Purchase Price (which term shall include any reduced Purchase Price), (1) cash, (2) a reduction in the Purchase Price (but in no event less than the par value per share), (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares of preferred stock referred to herein as "common stock equivalents")),
(4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the
                                                   --------  -------
Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring pay ment of the Purchase Price (except for the payment of an amount equal to the par value of each share), shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, referred to herein as the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iv), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily sus pended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iv), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date. The provisions of this Section 11(a)(iv) shall apply only to Common Stock of the Company and shall not apply to the securities of any other Person.

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current market price per share of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current market price per share of the Preferred Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current market price per share of the Preferred Shares (as determined pursuant to Section 11(d) hereof). Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d)  (i)     For the purpose of any computation hereunder, other than
computations made pursuant to Section 11(a)(iv) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iv) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the "current
                     --------  -------
market price" per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (ii) For the purpose of any computation hereunder, the "current market price" per share of the Preferred Shares shall be determined in the same manner as set forth above for Common Stock in Section 11(d)(i) (other than the last sentence thereof). If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the "current market price" per share of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Stock (appropriately adjusted to reflect any stock splits, stock dividends, recapitalizations or similar transactions occurring after the date hereof), multiplied by one hundred. If neither the Common Stock nor the Preferred Shares are publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e)
- --------  -------
are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a Preferred Share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three
(3) years from the date of the transaction which mandates such adjustment, or
(ii) the Expiration Date.

     (f)  If, as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any property, other securities (other than shares of capital stock of the Company) or shares of capital stock of the Company other than Preferred Shares, thereafter the amount of such property, other securities (other than shares of capital stock of the Company) and the number of such other shares so receivable upon exercise of any Right (as well as any consideration to be paid therefor) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares (and the Purchase Price) contained in this Section 11 and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such property, other securities or other shares of capital stock.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h)  Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.
The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed, to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record, in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Shares at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided,
                                                                       --------
however, that the Company shall deliver to such holder a due bill or other
- ------
appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

     (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

     (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights; provided, however, that the issuance of additional Rights
               --------  -------
pursuant hereto, including by action of the Board under Section 22 hereof, shall not be deemed to violate this Section 11(o).

     (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall, at any time after the Effective Date and prior to the Distribution Date, (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in any such case (i) the number of one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and
(ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

     Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.
                  ----------------------------------------------------------
Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with
Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

     Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning
                  --------------------------------------------------------------
Power.
- -----

     (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and, in each such case (except as provided in Section 13(e) hereof), proper provision shall be made so that: (i) each holder of a Right, except as provided in
Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof, at the then current Purchase Price (disregarding any adjustment of the Purchase Price pursuant to Section 11(a)(i) hereof), in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one-hundredths of a Preferred Share for which a Right is then exercisable immediately prior to the first occurrence of any of the events described in clauses (x), (y) or (z) of this Section 13(a) (a "Section 13 Event"), or, if a Section 11(a)(ii) Event has occurred prior to the
Section 13 Event, multiplying the number of such fractional shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price immediately prior to such first occurrence, and (2) dividing that product (which, following the Section 13 Event, shall thereafter be referred to as the "Purchase Price" for all purposes of this Agreement) by 50% of the current market price (determined pursuant to
Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;
(iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a
Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

     (b)  "Principal Party" shall mean

          (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if
                             --------  -------
the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under
Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

     (c) If, for any reason, the Rights cannot be exercised for the Common Stock of such Principal Party, then a holder of Rights will have the right to exchange each Right for cash from such Principal Party in an amount equal to the Purchase Price, as calculated pursuant to Section 13(a) above. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount to which the holder of Rights is entitled, then the Continuing Directors on the Board of Directors of the Company (or, if none, a committee composed of one or more of the Continuing Directors who were in office immediately before the transaction described in the first sentence of Section 13(a)) shall determine such amount reasonably and in good faith.

     (d) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 and unless, prior thereto, the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a), (b) and (c) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 13, the Principal Party will:

          (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and
(B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

          (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the require ments for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

     (e) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms which comply with the provisions of Section 11(a)(iii)(A) hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer, and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such trans action is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(e), all Rights hereunder shall expire.

     Section 14.  Fractional Rights and Fractional Shares.
                  ---------------------------------------

     (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date, as determined in good faith by the Board of Directors of the Company, shall be used.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares, the Company may pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

     (d) The holder of a Right, by the acceptance of the Rights, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15.  Rights of Action.  All rights of action in respect of this
                  ----------------
Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

     Section 16.  Agreement of Rights Holders.  Every holder of a Right, by
                  ---------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

     (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

     (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best
                                --------  -------
efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17.  Rights Certificate Holder Not Deemed a Shareholder.  No
                  --------------------------------------------------
holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.  Concerning the Rights Agent.
                  ---------------------------

     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Preferred Shares, the Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19.  Merger or Consolidation or Change of Name of Rights Agent.
                  ---------------------------------------------------------

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such
                                          --------  -------
corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case, at that time, any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     (b) In case, at any time, the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights

Certificates so countersigned; and in case, at that time, any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the
                  ----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

     (b) Whenever, in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or
Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares or shares of Common Stock will, when issued, be validly authorized and issued, fully paid and non-assessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the
                       --------  -------
selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     Section 21.  Change of Rights Agent.  The Rights Agent or any successor
                  ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing, mailed to the Company and to each transfer agent of the Common Stock or Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a national banking association or corporation organized and doing business in good standing under the laws of the United States or any state of the United States, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has, at the time of its appointment as Rights Agent, a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22.  Issuance of New Rights Certificates.  Notwithstanding any of
                  -----------------------------------
the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such
                                          --------  -------
Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23.  Redemption and Termination.
                  --------------------------

     (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all, but not less than all, the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") and the Company may, at its option, pay the Redemption Price either in shares of Common Stock (based on the "current market price," as defined in Section 11(d) hereof, of the shares of Common Stock at the time of redemption) or cash or a combination thereof; provided, however, if the Board of Directors of the Company authorizes
         --------  -------
redemption of the Rights in either of the circumstances set forth in clauses (i) and (ii) below, then there must be Continuing Directors then in office and such authorization shall require the approval of a majority of such Continuing
Directors: (i) such authorization occurs on or after the time a Person becomes an Acquiring Person, or (ii) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding shares of Common Stock not beneficially owned by such Person (or by its Affiliates or Associates). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the

Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

     Section 24.  Exchange.
                  --------

     (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company or any Company Affiliate), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided,
                                                                --------
however, that the failure to give, or any defect in, such notice shall not
- -------
affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

     (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

     (d) The Company shall not be required to issue fractions of shares of Common Stock upon exchange of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For the purposes of this paragraph (d), the current market value of shares of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25.  Notice of Certain Events.
                  ------------------------

     (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend) or (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Shares, whichever shall be the earlier.

     (b) Upon the occurrence of a Section 11(a)(ii) Event, then, in any such case, (i) the Company shall, as soon as practicable thereafter, give to each holder of a Rights Certificate, to the extent feasible and in accordance with
Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to the Preferred Shares shall be deemed thereafter to refer, if appropriate, to other securities.

     Section 26.  Notices.  Notices or demands authorized by this Agreement to
                  -------
be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                    Dataware Technologies, Inc.
                    222 Third Street, Suite 3300
                    Cambridge, Massachusetts 02142
                    Attention:  Chief Executive Officer

                    Copies to:

                    Palmer & Dodge LLP
                    One Beacon Street
                    Boston, Massachusetts  02108
                    Attention:  Matthew C. Dallett

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                    American Stock Transfer & Trust Company
                    6201 15th Avenue
                    Brooklyn, New York 11219
                    Attention:  Executive Vice President

     Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27.  Supplements and Amendments.  Prior to the Distribution Date
                  --------------------------
and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which lengthening or shortening, following the first occurrence of an event set forth in clauses (i) and (ii) of the first provision to Section 23(a) hereof, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors) or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to
- --------  -------
lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of shares of Common Stock for which a Right is exercis able. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     Section 28.  Successors.  All the covenants and provisions of this
                  ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29.  Determinations and Actions by the Board of Directors, etc.
                  ---------------------------------------------------------
For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (or, where specifically provided for herein, certain specified members thereof) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (or, where specifically provided for herein, certain specified members thereof) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (or, where specifically provided for herein, certain specified members thereof) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board (or such Directors) to any liability to the holders of the Rights.

     Section 30.  Benefits of this Agreement.  Nothing in this Agreement shall
                  --------------------------
be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

     Section 31.  Severability.  If any term, provision, covenant or restriction
                  ------------
of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that, notwithstanding anything in this Agreement to the
- --------  -------
contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision requiring that a determination be made by less than the entire Board (or at a time or with the concurrence of a group of directors consisting of less than the entire Board) is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the entire Board in accordance with applicable law and the Company's Certificate of Incorporation and By-laws.

     Section 32.  Governing Law.  This Agreement, each Right and each Rights
                  -------------
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 33.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34.  Descriptive Headings.  Descriptive headings of the several
                  --------------------
sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an instrument under seal as of the day and year first written above.

Attest:                                      DATAWARE TECHNOLOGIES, INC.



By:   /s/ Matthew C. Dallett                 By:  /s/ Kurt Mueller
   -------------------------------------        --------------------------------
Matthew C. Dallett, Assistant Secretary      Kurt Mueller, Chairman and Chief
                                             Executive Officer


Attest:                                      AMERICAN STOCK TRANSFER &
                                             TRUST COMPANY



By:   /s/ Susan Silber                       By:  /s/ Herbert J. Lemmer
   -------------------------------------        --------------------------------
Name:  Susan Silber                          Name:  Herbert J. Lemmer
Title: Assistant Secretary                   Title: Vice President

                                                                       Exhibit A
                                                                       ---------

                 FORM OF VOTE ESTABLISHING THE SERIES A JUNIOR
         PARTICIPATING PREFERRED STOCK OF DATAWARE TECHNOLOGIES, INC.


VOTED: That, pursuant to the authority vested in the Board of Directors of the Company by Article Fourth of its Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Company be and it hereby is created, and the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1.   Authorized Amount and Designation.  The shares of such series shall be
          ---------------------------------
designated as "Series A Junior Participating Preferred Stock" (the "Junior Preferred Stock"). The number of shares constituting such series shall be 300,000 shares and the par value shall be $0.01 per share. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred
- --------
Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Stock.

     2.   Dividends and Distributions.
          ----------------------------

          (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock (collectively, the "Preferred Stock") ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock of the Company (the "Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Company shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred

Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     3.   Voting Rights.  The holders of shares of Junior Preferred Stock shall
          -------------
have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in the Company's Restated Certificate of Incorporation, in any other Resolution of the Board of Directors of the Company creating a series of Preferred Stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

          (C) Except as set forth herein or as otherwise provided by law, holders of Junior Preferred Stock shall have no voting rights.

     4.   Certain Restrictions.
          --------------------

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock, as provided in Section 2 of this vote, are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Company shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire, for consideration, shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

               (iv) redeem, purchase or otherwise acquire, for consideration, any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire, for consideration, any shares of stock of the Company unless the Company could, under paragraph (A) of this section 4 purchase or otherwise acquire such shares at such time and in such manner.

     5.   Reacquired Shares.  Any shares of Junior Preferred Stock purchased or
          -----------------
otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Company's Restated Certificate of Incorporation, in any other Resolution of the Board of Directors of the Company creating a series of Preferred Stock, or as otherwise required by law.

     6.   Liquidation, Dissolution or Winding Up.  Upon any liquidation,
          --------------------------------------
dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive, to the extent greater than the foregoing, an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall, at any time, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7.   Consolidation, Merger, etc.  In case the Company shall enter into any
          ---------------------------
consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall, at any time, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     8.   Redemption.  The shares of Junior Preferred Stock shall not be
          ----------
redeemable.

     9.   Rank.  The Junior Preferred Stock shall rank junior with respect to
          ----
the payment of dividends and the distribution of assets to all series of the Company's Preferred Stock that specifically provide that they shall rank prior to the Junior Preferred Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock ranking on a parity with or prior to the Junior Preferred Stock as to the payment of dividends or the distribution of assets.

     10.  Amendment.  The Restated Certificate of Incorporation of the Company
          ---------
shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Junior Preferred Stock, voting together as a single series.

     11.  Fractional Shares.  The Junior Preferred Stock may be issued in
          -----------------
fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Junior Preferred Stock.

                                                                       Exhibit B
                                                                       ---------


                          FORM OF RIGHTS CERTIFICATE
                          --------------------------


Certificate No. R-                                              _________ Rights



     NOT EXERCISABLE AFTER JULY , 2006 OR EARLIER IF REDEMPTION OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 7(e) AND 11(a)(ii) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, INCLUDING SECTION 7(e) AND SECTION 11(a)(ii) THEREOF.]/*/



                              Rights Certificate
                              ------------------

                          DATAWARE TECHNOLOGIES, INC.



_______________________

/*/  The portion of the legend in brackets shall be inserted only if applicable.

     This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights
Agreement, dated as of July    , 1996 (the "Rights Agreement"), between Dataware
Technologies, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights
Agreement) and prior to 5:00 P.M., Cambridge, Massachusetts time, on July    ,
2006 at the office of the Rights Agent designated for such purposes, or at the office of its successor as Rights Agent, one one-hundredth (1/100) of a fully paid non-assessable share of Series A Junior Participating Preferred Stock (the
"Preferred Shares") of the Company, at a purchase price of $        per one one-
hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of July 1, 1996, based on the Preferred Shares as constituted at such date.

     Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of any such Triggering Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purposes, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of the Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $0.001 per Right.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________, ____.


[CORPORATE SEAL]
                                                  DATAWARE TECHNOLOGIES, INC.

ATTEST:

________________________________                  By:________________________
          Secretary

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY


By:_____________________________
        Authorized Signature

                  Form of Reverse Side of Rights Certificate


                              FORM OF ASSIGNMENT
                              ------------------


               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)


     FOR VALUE RECEIVED _____________________ hereby sells, assigns and transfers unto ________________________________________________________
          (Please print name and address of transferee)


     __________________________________________________________________

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:                         __________________________
                                        Signature


Signature Guaranteed:

     Signatures must be guaranteed by a participant in a recognized signature guaranty medallion program.



- ------------------------------------------------------------------------

                                  CERTIFICATE
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [_] is [_] is not being sold, assigned and transferred by or on behalf of a person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2)  after due inquiry and to the best knowledge of the undersigned, it
[_] did [_] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:                             ____________________
                                        Signature


- -------------------------------------------------------------------------------

                                    NOTICE
                                    ------

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


- -------------------------------------------------------------------------------

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

          (To be executed if holder desires to exercise the Rights Certificate.)

To:  DATAWARE TECHNOLOGIES, INC.

     The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

          ____________________________________________________________
          (Please print name and address)

          ____________________________________________________________


Please insert social security or other identifying number:____________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

          ____________________________________________________________
          (Please print name and address)

          ____________________________________________________________

Please insert social security or other identifying number:____________


Dated:                                        ________________________
                                                     Signature

                                   (Signature must conform in all respects to name of holder as specified on the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature Guaranteed:

     Signatures must be guaranteed by a participant in a recognized signature guaranty medallion program.

- --------------------------------------------------------------------------------

                                  CERTIFICATE
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [__] are [__] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [__] did [__] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:                            ________________________
                                      Signature


- --------------------------------------------------------------------------------

                                    NOTICE
                                    ------

     The signatures in the foregoing Forms of Assignment and Election must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the Certificates set forth above in the Forms of Assignment and Election are not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                                                                       Exhibit C
                                                                       ---------

                          DATAWARE TECHNOLOGIES, INC.

                         SUMMARY OF RIGHTS TO PURCHASE
                     JUNIOR PARTICIPATING PREFERRED SHARES

     On June    , 1996, the Board of Directors of Dataware Technologies, Inc.
(the "Company") adopted a Shareholder Rights Plan and declared a dividend distribution of one share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), of the Company
to shareholders of record at the close of business on July    , 1996.  Each
right entitles the record holder to purchase from the Company one one-hundredth of a share (a "Unit") of the Company's Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), at a price of $
per Unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company (the "Rights
Agent").  The Rights will expire on July    , 2006 (the "Final Expiration
Date"), unless earlier redeemed by the Company as described below.

                 Events Triggering the Distribution of Rights
                 --------------------------------------------

     Initially, the Rights will be evidenced by the Common Stock certificates representing shares then outstanding and the Company will distribute no separate Rights Certificates. The Rights will become exercisable, and transferable apart from the shares of Common Stock, on the Distribution Date, which will be the earliest of (i) the date ten days after the date of a public announcement (the "Stock Acquisition Date") that a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (an "Acquiring Person"), or (ii) the close of business on the tenth business day after commencement of a tender or exchange offer that, upon its consummation, would result in a person or group beneficially owning 15% or more of the outstanding shares of Common Stock.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after July 1, 1996 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificate for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable after the Distribution Date, the Rights Agent will send to the record holders of the Common Stock on the Distribution Date one or more Rights Certificates, which will thereafter evidence the Rights.

     The Rights are not exercisable until the Distribution Date. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder
                                  -------
of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for stock (or other consideration) of the Company or for common stock of the acquiring company as set forth below.

                   Exercise of Rights Upon Triggering Events
                   -----------------------------------------

     Under the "Flip-in Provisions" of the Rights Agreement, in the event that, after the Distribution Date, any person or group becomes the beneficial owner of 15% or more of the outstanding Common Stock, then each holder of a Right other than an Acquiring Person will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. The Flip-in Provisions do not apply when an Acquiring Person has acquired shares of Common Stock (i) pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the Company's "Continuing Directors" (as defined in the Rights Agreement) who are not officers of the Company and are not affiliated with the Acquiring Person, after receiving advice from at least one investment banking firm, to be fair to shareholders and in the interest of shareholders and the Company, or (ii) pursuant to a tender offer by an Acquiring Person that is made in the manner prescribed by Section 14(d) of the Securities Exchange Act of 1934, as amended, provided that (A) such tender offer shall provide for the
                  --------
acquisition of all Common Stock outstanding for cash, and (B) such tender offer, when consummated, shall cause the Acquiring Person to beneficially own 80% or more of the Common Stock then outstanding.

     In addition, under the "Flip-over Provisions" of the Rights Agreement, if, after the Stock Acquisition Date, the Company is acquired in certain specified mergers or other business combination transactions or if 50% or more of the assets or earning power of the

Company and its subsidiaries are sold, each holder of a Right (except Rights held by an Acquiring Person which previously have been voided) shall thereafter have the right to receive, upon exercise, shares of the common stock of the acquiring company (the "Acquiring Company") having a value equal to two times the Purchase Price of the Right. However, as further detailed in the Rights Agreement, holders of Rights shall have no right to purchase shares of the common stock of an Acquiring Company on terms described in the Flip-over Provisions if (i) the Acquiring Company has acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined, by at least a majority of the Company's "Continuing Directors" (as defined in the Rights Agreement) who are not officers of the Company and are not affiliated with the Acquiring Company, after receiving advice from at least one investment banking firm, to be fair to shareholders and in the interest of shareholders and the Company, (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer, and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer.

     The events referred to in the Flip-in Provisions and the Flip-over Provisions are referred to in the Rights Agreement collectively as "Triggering Events."

     For example, at a Purchase Price of $    , each Right not owned by an
Acquiring Person following a Triggering Event would entitle the holder of the
Right to purchase $    worth of Dataware Common Stock under the Flip-in
Provisions, or $    worth of stock of the Acquiring Company under the Flip-over
Provisions, for $    .

                             Redemption of Rights
                             --------------------

     The Board may redeem all but not less than all the Rights at $.001 per Right (the "Redemption Price") at any time prior to the earliest of (i) the expiration of ten days after the Stock Acquisition Date and (ii) the Final Expiration Date. Upon redemption by the Board, the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

                       Amendment of the Rights Agreement
                       ---------------------------------

     No supplement or amendment to the Rights Agreement may be made to change the Redemption Price, the Final Expiration Date, the Purchase Price or the number of shares of Common Stock for which a Right is exercisable. Prior to the Distribution Date, however, the Company may amend or supplement any other terms of the Rights Agreement. After the Distribution Date, the Company may amend or supplement any terms of the Rights Agreement, other than those specified in the first sentence of this paragraph, except that the Company may not amend the Rights Agreement to lengthen (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights or benefits of the holders of the Rights.

                     Certain Adjustments Under the Rights
                     ------------------------------------

     The Purchase Price payable, the number of Preferred Shares or other securities or property issuable upon exercise of the Rights and the number of Rights outstanding are subject to adjustment from time to time by the Company to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on shares of Common Stock payable in shares of Common Stock, or consolidations or combinations of the shares of Common Stock occurring, in any such case, prior to the Distribution Date.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

                       Availability of Rights Agreement
                       --------------------------------

     A copy of the Rights Agreement has been filed with the Securities Exchange Commission as an exhibit to a Current Report on Form 8-K. A copy of the Rights

Agreement is available to shareholders free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated herein by reference, together with all exhibits thereto.